Columbia Asset Allocation Fund
On December 15, 2005, Columbia Asset Allocation Fund (Fund) purchased 25,000 par value of notes of Atlas Pipeline 8.125% 12/15/15 (Securities) for a total purchase price of $25,000 from Wachovia Capital Markets LLC pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Lehman Brothers, Inc.


On December 8, 2005, Columbia Asset Allocation Fund (Fund) purchased 15,000 par value of notes of CMS Energy Corp 6.875% 12/15/15 (Securities) for a total purchase price of $15,000 from Citigroup Global Markets/
Salomon Bros pursuant to a public offering in which Banc of America
Securities acted as a participating underwriter. Banc of America
Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Merrill Lynch & Co; Keybank Capital Markets; Wedbush Morgan Securities Inc.


On November 8, 2005, Columbia Asset Allocation Fund (Fund) purchased 65,000 par value of notes of Crown Americas Inc. 7.75% 15 (Securities) for a total purchase price of $65,000 from Citigroup Global Markets/
Salomon Bros pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America
Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Deutsche Bank Securities, Inc.; Lehman Brothers; BNP Paribas Securities Corp; ABN Amro; Credit Lyonnais; Credit Suisse First Boston Corp; Scotia Capital, Inc.


On December 6, 2005, Columbia Asset Allocation Fund (Fund) purchased 7,005 par value of notes of XL Capital Ltd (Securities) for a total purchase price of $175,125 from Citigroup Global Markets/Salomon Bros pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Goldman Sachs & Co.; JP Morgan; Merrill Lynch & Co.; Wachovia Securities; Deutsche
Bank Securities, Inc.; Lehman Brothers; Calyon Securities (USA) Incc; ING Financial Markets LLC; Keybanc Capital Markets; UBS Investment Bank; Barclays Capital; HSBC; Lazard Capital Markets; ABN AMRO Rothschild LLC.

On December 6, 2005, Columbia Asset Allocation Fund (Fund) purchased 4,229 par value of notes of XL Capital Ltd (Securities) for a total purchase price of $274,885 from Citigroup Global Markets/Salomon Bros pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Goldman Sachs & Co.; JP Morgan; Merrill Lynch & Co.; Wachovia Securities; Deutsche
Bank Securities, Inc.; Lehman Brothers; Calyon Securities (USA) Incc; ING Financial Markets LLC; Keybanc Capital Markets; UBS Investment Bank; Barclays Capital; HSBC; Lazard Capital Markets; ABN AMRO Rothschild LLC.


Columbia Common Stock Fund
On December 6, 2005, Columbia Common Stock Fund (Fund) purchased 14,419 par value of notes of XL Capital Ltd (Securities) for a total purchase price of $937,235 from Citigroup Global Markets/Salomon Bros pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Goldman Sachs & Co.; JP Morgan; Merrill Lynch & Co.; Wachovia Securities; Deutsche
Bank Securities, Inc.; Lehman Brothers; Calyon Securities (USA) Incc; ING Financial Markets LLC; Keybanc Capital Markets; UBS Investment Bank; Barclays Capital; HSBC; Lazard Capital Markets; ABN AMRO Rothschild LLC.



Columbia Liberty Fund

On December 6, 2005 Columbia Liberty Fund (Fund) purchased 14,780 par value of notes of XL Capital Ltd. Conv Pref (Securities) for a Total purchase price of 369,500 from Citigroup Global Markets/Salomon Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Goldman Sachs & Co.; JP Morgan; Merrill Lynch & Co.; Wachovia Securities; Deutsche Bank Securities, Inc.; Lehman Brothers; Calyon Securities (USA) Inc;
ING Financial Markets LLC; Keybanc Capital Markets; UBS Investment Bank; Barclays Capital; HSBC; Lazard Capital Markets; ABN AMRO Rothschild LLC.


Columbia Liberty Fund

On December 6, 2005 Columbia Liberty Fund (Fund) purchased 8,943 par value of notes of XL Capital Ltd. Common (Securities) for a Total purchase price of 581,295 from Citigroup Global Markets/Salomon Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Goldman Sachs & Co.; JP Morgan; Merrill Lynch & Co.; Wachovia Securities; Deutsche Bank Securities, Inc.; Lehman Brothers; Calyon Securities (USA) Incc;
ING Financial Markets LLC; Keybanc Capital Markets; UBS Investment Bank; Barclays Capital; HSBC; Lazard Capital Markets; ABN AMRO Rothschild LLC.